EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-116464 of Hughes Supply, Inc. of our report on the consolidated financial statements of Century Maintenance Supply, Inc. and subsidiaries as of and for the year ended December 31, 2002, dated March 7, 2003, except for the first paragraph of Note 9, as to which the date is March 17, 2003; the second paragraph of Note 9, as to which the date is May 12, 2003; and the third paragraph of Note 9, as to which the date is December 19, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting to conform with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”) included in the Amendment No. 1 to Current Report on Form 8-K/A of Hughes Supply, Inc. dated December 19, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
September 13, 2004